Washington Bancorp

                    Computation of Earnings per Common Share
                                   Exhibit 11

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                                          For three months ended March 31,         For nine months ended March 31,
                                       --------------------------------------    ------------------------------------
                                        1998       1997       1998     1997      1998      1997      1998       1997
                                        Basic      Basic     Diluted  Diluted    Basic     Basic    Diluted   Diluted
                                         EPS        EPS        EPS      EPS       EPS       EPS       EPS       EPS
                                        -----------------------------------------------------------------------------
  Computation of weighted average
  number of common shares
  outstanding:

Common shares outstanding at the
  beginning of the period ...........   651,133    657,519   651,133   657,519   651,133   657,519   651,133   657,519


Unreleased common shares held by the
  Employee Stock Ownership Plan
  (the "ESOP') at the  beginning
  of the period ......................  (44,400)   (48,265)  (44,400)  (48,265)  (46,333)  (50,433)  (46,333)  (50,433)


Weighted average common shares
  released by the ESOP during
  the period ........................       522        483        522      483     1,488     1,567     1,488     1,567


Weighted average common shares
  equivalent to dilutive effect of
  stock options .....................        --         --     18,807    8,663        --        --    17,521     2,987
         equivalent of dilutive


Weighted average common shares
  into treasury .....................    (1,286)    (4,134)   (1,286)   (4,134)     (419)   (1,335)     (419)   (1,335)
                                       ===============================================================================
         into  treasury

Weighted average number of common
  shares ............................   605,969    605,603   624,776   614,266   605,869   607,318   623,390   610,305
                                      ================================================================================
         shares

Net income .......................... $ 215,973  $ 211,009  $215,973  $211,009  $572,423  $376,396  $572,423  $376,396
                                      ================================================================================

Net income per common share ......... $    0.36  $    0.35  $   0.35  $   0.34  $   0.94  $   0.62  $   0.92  $   0.62
                                      ================================================================================
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